Exhibit 10.9

INVESTMENT MANAGEMENT AGREEMENT

This AGREEMENT (this “Agreement”) is made as of the _____ day of ________________ 2023 between

J.P. MORGAN INVESTMENT MANAGEMENT INC. (a company incorporated under the laws of the State of Delaware) located at 383 Madison Avenue, New York, NY 10179 (the “Manager”),

and

EQT EXETER REIT OPERATING PARTNERSHIP LP of Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087 (the “Client”).

WHEREAS, pursuant to an advisory agreement (the “Advisory Agreement”), the Client is externally managed by Exeter Property Group, LLC, a Delaware limited partnership (the “Advisor”); and

WHEREAS, pursuant to the Advisory Agreement, the Advisor desires to appoint the Manager, at the Advisor’s expense, to perform the investment management services described below on behalf of the Client.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1.      Appointment

1.01	The Advisor hereby appoints the Manager as discretionary investment manager of certain assets of the Client (such assets, the “Portfolio”) and the Manager accepts such appointment on the terms set out in this Agreement.

1.02	The Client and the Advisor each agree to furnish the Manager with all information, authorizations and documentation as the Manager may reasonably request in connection with carrying out this Agreement. The Client and the Advisor each acknowledge that the Manager shall manage only the assets of the Portfolio and carry out its duties and obligations under this Agreement solely in accordance with the express provisions of this Agreement and the requirements of the laws and regulations applicable to the Manager.

Section 2.      Authority and Limitations

2.01	Subject to the Investment Guidelines (as defined in Section 3.01), the Client and Advisor hereby grant the Manager full power and authority to invest the Portfolio on a discretionary basis in the name of the Client as the Client’s agent. In connection therewith and subject to the Investment Guidelines, the Manager is authorized to make and implement investment decisions, including purchases, sales, exchanges and any other action that it deems is necessary or desirable for the best interest of the Client. Such authorization includes authority to execute (or cause to be so executed), in the name of and binding against the Client, such documents as it determines are desirable.

2.02	Subject to any restrictions in the Investment Guidelines, investments may be made in assets of any kind, whether issued by a domestic or foreign issuer, including without limitation securities of any open-end or closed-end investment vehicle registered under the Investment Company Act of 1940, as amended (the “40 Act”) (including any such investment company or investment trust sponsored or managed by the Manager or an affiliate).

2.03	To the extent authorized by the Investment Guidelines, the Client and the Advisor each authorize the Manager to invest the Portfolio in any of the registered, open-end investment companies listed in the Investment Guidelines for which the Manager or an affiliate serves as investment adviser (“JPMorgan Funds”). The Client and the Advisor each acknowledge that investments in JPMorgan Funds will be subject to the fees and expense ratios disclosed in the prospectus in effect for each such JPMorgan Fund. The Client and the Advisor each understand the Manager’s relationship with the JPMorgan Funds and approves the investment advisory and other fees paid by each JPMorgan Fund to the Manager and its affiliates through the Client’s investments in the JPMorgan Fund, recognizing that such fees may be higher than the advisory fee otherwise payable hereunder. The assets of the Portfolio subject to the advisory fee under Section 11 shall not include assets invested in JPMorgan Funds. The Client and the Advisor each represents that it has received a JPMorgan Funds Disclosure Statement, applicable prospectuses and other materials pertaining to such JPMorgan Funds. Notwithstanding anything herein to the contrary, the Client and the Advisor each acknowledge that this Agreement shall not limit or otherwise restrict the Manager’s or its affiliates’ rights, duties or obligations to manage or otherwise deal with any mutual fund managed by the Manager or its affiliates to the fullest extent permitted by such mutual fund’s registration statement.

2.04	The Client and the Advisor each authorize the Manager to aggregate purchases and sales of securities for the Portfolio with purchases and sales of securities of the same issuer for other accounts over which the Manager has investment discretion. The Manager will aggregate orders in circumstances where the Manager believes that aggregating will result in more favorable overall execution. The Manager will allocate such orders at the average price of the aggregated order, except in instances where it is impractical or inappropriate. Further information regarding the Manager’s order aggregation practices is available in Part 2A of the Manager’s Form ADV.

Section 3.      Investment Guidelines

3.01	The investment objectives, permitted investments and investment restrictions applicable to the Portfolio are set forth on Exhibit A (the “Investment Guidelines”). The Client (or the Advisor on the Client’s behalf) may divide the Portfolio into distinct pools of assets and shall provide the Investment Guidelines applicable to each such pool. The Client or the Advisor may amend the Investment Guidelines upon written notice to the Manager; provided such amendment shall become effective only upon the Manager's written acknowledgment of its receipt thereof, and the Manager shall be provided a reasonable time to comply with such amendment.

3.02	The Advisor is responsible for ensuring that the Investment Guidelines contain any requirements (e.g. legal, regulatory, organizational or operational) that apply to the Client, the Portfolio or both and which are required to be complied with by the Manager in managing the Portfolio (the “Requirements”). The Advisor agrees to promptly amend the Investment Guidelines to reflect any changes to the Requirements.

3.03	Investment restrictions in the Investment Guidelines will apply at the time of purchase of assets and will be calculated on a market value basis. No credit rating downgrade or change to market value of any asset in the Portfolio shall, by itself, be deemed to violate any investment restriction specified in the Investment Guidelines, provided the purchase of the asset did not violate any such restriction at the time of purchase.

3.04	If at any time due to contributions and withdrawals, major fluctuations in market prices, abnormal market conditions or any other reason outside the control of the Manager, there shall be a deviation from the Investment Guidelines, the Manager shall not be in breach of the Investment Guidelines so long as it takes such actions to return the Portfolio to compliance as the Manager determines are prudent and in the best interests of the Client. In addition, the Manager may make a written recommendation to the Advisor on revisions or other appropriate response to the deviation and, unless the Advisor directs the Manager to the contrary within 14 days of issuing such recommendation, the Manager shall be entitled to implement its recommendation.

3.05	The Client and the Advisor each acknowledge that the Manager does not provide any legal, tax, regulatory or accounting advice or services to the Client hereunder and shall have no responsibility to take into account the Client’s legal, tax, regulatory or accounting status in providing its services under this Agreement.

Section 4.      Composition of Portfolio; Custody

4.01	The Portfolio shall consist of such assets as shall be agreed upon by the Advisor and the Manager. Unless the Advisor gives written notice to the contrary, all dividend and interest income received in respect of the Portfolio will be retained in the Portfolio for reinvestment by the Manager. The Advisor agrees to provide the Manager with reasonable advance notice of any contributions to or withdrawals from the Portfolio. Any such notice and related instructions to the Manager shall be provided in the manner specified by the Manager. The Manager shall have no liability for Losses (as defined below) occurring when such notice is not provided or the notice or the related instructions are provided in any other manner.

4.02	The Advisor will appoint a custodian (the “Custodian”) to be the custodian of the cash, securities and other property in the Portfolio on behalf of the Client and shall direct the Custodian to comply with all investment instructions (including collateral movements) given by the Manager with respect to the Portfolio. The Advisor agrees to provide the Manager with advance notice of material changes with respect to the Custodian, including the intention to appoint a successor custodian, and to cause the Custodian to provide the Manager with such information as reasonably requested in connection with its management of the Portfolio. The Manager will not be responsible for supervising the Custodian and the Manager shall not hold or have control, directly or indirectly, of the assets in the Portfolio.

4.03	In the event that the Advisor instructs the Manager to trade ahead of receipt of sufficient cash or monies into the custody account to settle such transactions, such instruction will be treated as a forward-dated receivable and the Client agrees that it shall bear any charges incurred on the Portfolio, including overdraft charges, trading costs, buy-in fees or any other costs associated with settlement failures, and shall be liable to the Manager for all losses or damages incurred by the Manager as a result of late receipt of the cash or monies into the custody account.

Section 5.      Proxy Voting, Corporate Actions and Legal Proceedings

5.01	The Manager is authorized to vote all proxies for any securities held in the Portfolio in accordance with its proxy voting policy. The Manager shall have authority to give or withhold consents or authorizations related to assets of the Portfolio; to make all elections in connection with corporate actions; and exercise or abstain from exercising any subscription, conversion and other rights and options which may affect the Portfolio. The Advisor agrees to instruct the Custodian to forward all proxies and issuer communications in a timely manner to the designee provided by the Manager. The Client and the Advisor each agree the Manager shall not be liable with regard to voting of proxies or other corporate actions if the proxy materials and related communications are not received in a timely manner.

5.02	The Client and Advisor acknowledge that the Manager shall not be responsible for taking any action with regard to any claim or potential claim (including filing proofs of claim) relating to any insolvency proceeding, class action or other legal proceeding involving any current or former asset of the Portfolio or the issuers of those assets.

Section 6.      Brokerage and Execution Services

6.01	The Client and Advisor acknowledge that the Manager will have sole and exclusive authority to designate the brokers or dealers through whom all investment transactions will be made on behalf of the Portfolio. Subject to the requirements of applicable law, the Manager may also execute transactions for the Portfolio through an electronic communication network, alternative trading system, or similar execution system or trading venue (collectively, “Trading Platforms”), including Trading Platforms in which the Manager, its affiliates or both may hold an interest.

6.02	The Manager, in seeking to obtain best execution of transactions for the Portfolio, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers (collectively, “Brokerage Services”). In compliance with Section 28(e) of the Exchange Act, the Manager may cause the Portfolio to pay a commission for effecting a transaction for the Portfolio in excess of the amount another broker or dealer would have charged for effecting that transaction, so long as the Manager determines in good faith that the commission is reasonable in relation to the value of the Brokerage Services provided by the broker or dealer. Further information regarding the Manager’s brokerage practices are provided in the Manager's Form ADV, Part 2A.

6.03	The Client and the Advisor hereby authorize the Manager to effect transactions for the Portfolio through affiliated broker-dealers (“Affiliated Broker-Dealers”) and the Affiliated Broker-Dealers may retain commissions in connection with effecting such agency transactions for the Portfolio. The Client understands that other broker-dealers may be willing to effect transactions for the Client at lower commission rates than those charged by the Affiliated Broker-Dealers. When executing trades through the Affiliated Broker-Dealers, the Manager shall seek to obtain the most favorable terms for the Client transactions that are reasonably available under the circumstances. If the Portfolio is subject to Section 11(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 11a2-2(T) thereunder, the Client authorizes the Affiliated Broker-Dealers that may be members of a U.S. securities exchange, or have the right to trade on such an exchange, to execute transactions on such exchange for the Portfolio.

6.04	To the extent that any market counterparty with whom the Manager deals requires information relating to the Portfolio (including the identity of the Client, and the Advisor, as applicable, and market value of the Portfolio), the Manager shall be permitted to disclose such information to effect transactions on behalf of the Portfolio.

Section 7.      Use of Affiliates and Third Parties

7.01	The Client and the Advisor each authorize the Manager to delegate portfolio management to its affiliates. In addition, the Client and the Advisor each authorize the Manager to utilize affiliates and other third parties to perform ancillary services such as accounting, reporting, proxy voting, international order routing and administrative duties. Certain services related to this Agreement may be performed in any country where the Manager conducts business or has a service provider. The Manager will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the Manager of any of its obligations under this Agreement.

7.02	For the purpose of providing the services contemplated under this Section, or to facilitate the provision by an affiliate of the Manager to the Client, Advisor, or any of their affiliates of potential additional products and services, the Client and the Advisor authorize the Manager to provide the necessary information about the Client, the Advisor, and the Portfolio to any affiliate or other third party at such locations as the Manager deems appropriate. The Manager reserves the right to store, access, or view data in locations it deems appropriate for the services provided.

Section 8.      Information and Statements

8.01	The Manager will provide to the Client quarterly investment reports for the Portfolio which include investment activity, holdings, performance, and changes as they are made in the Portfolio. The Advisor agrees to review promptly all such reports on behalf of the Client and acknowledges that the Custodian will furnish the official confirmations of Portfolio transactions and periodic statements detailing positions and activity.

8.02	Except with respect to any transaction as to which the Advisor on behalf of the Client shall object in writing to the Manager within a period of ninety (90) days from the date of receipt of a statement reflecting such transaction, the Manager shall upon the expiration of such period be released and discharged from any liability based upon a claim that such transaction did not comply with the Investment Guidelines.

Section 9.      Client Representations and Acknowledgements

9.01	As of the date hereof and for the term of the Agreement:

(a)	the Advisor represents that it has authority to appoint the Manager to deal with the Portfolio in accordance with the terms of this Agreement;

(b)	the Client and the Advisor each represents that this Agreement, including without limitation the Investment Guidelines, does not violate, and includes the applicable requirements of, any law, rule or obligation to which the Advisor or the Client, respectively, or the Portfolio is subject;

(c)	the Client represents that the Portfolio does not contain assets of any employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Client is not an employee benefit plan subject to ERISA, and the Client is not entering into this Agreement in a fiduciary capacity under ERISA;

(d)	the Client represents that it intends to qualify as a “qualified purchaser” within the meaning of Section 2(a)(51) of the 40 Act, and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended, and will notify the Manager in writing, pursuant to Section 16.02 of this Agreement, at such time Client can provide such representations;

(e)	the Client represents that it is not an investment company as defined by the 40 Act, and the Portfolio’s assets are not owned by an investment company as defined by the 40 Act; and

(f)	the Client represents that it is not a commodity pool under Section 1a(10) of the U.S. Commodity Exchange Act, as amended; and the Portfolio does not contain assets of any such issuer or pool.

9.02	The Client and the Advisor each agree to promptly advise the Manager in writing if any of the representations in this Section shall no longer be true.

9.03	The Client and the Advisor acknowledge that they have received, before or at the time of entering into this Agreement, a copy of the Manager's Disclosure Statement and Supplement (Form ADV, Part 2A Firm Brochure and Form ADV, Part 2B Brochure Supplement).

Section 10.      Manager Representations

10.01	As of the date hereof and for the term of the Agreement, the Manager represents that:

(a)	it is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) and has obtained and maintains all regulatory and other licenses, authorizations and consents necessary for the performance of its duties and obligations under this Agreement;

(b)	this Agreement does not violate any obligation by which the Manager is bound and will be binding upon the Manager in accordance with its terms; and

(c)	the Manager has adequate resources to perform its obligations under this Agreement.

10.02	The Manager agrees to promptly advise the Advisor and the Client in writing if any of the representations in this Section shall no longer be true.

Section 11.      Fees; Expenses; and Taxes

11.01	For services provided hereunder, the Advisor on behalf of the Client shall pay the Manager the fees set forth in Exhibit B attached hereto.

11.02	The Client and the Advisor each agree that the Manager’s fee is separate from and does not include any brokerage commissions, dealer spreads and other costs associated with the purchase or sale of securities, custodian or trustee fees, interest and other Portfolio expenses. Such expenses shall be the responsibility of the Client and charged to and paid from the Portfolio. The Client shall also be responsible for, and shall reimburse the Manager with respect to, any out-of-pocket expenses (including attorneys’ fees) incurred by the Manager with respect to any third-party litigation or required responses to third parties arising out of the Manager’s management of the Portfolio, except to the extent such expenses arise from or relate to the Manager’s gross negligence or willful misconduct.

11.03	The Manager shall have no responsibility for the payment of any taxes due on capital or income held or collected for the Portfolio or for the filing of any returns or other required documents in connection therewith, or otherwise required by law.

Section 12.      Limitation of Liability

12.01	The Manager does not guarantee the performance of the Portfolio or that any investment objectives or risk or return targets stated in the Agreement will be achieved. The Client understands that investments made for the Portfolio are at the Client’s sole risk and are subject to various risks as described in the Manager’s Form ADV.

12.02	The Manager shall not be liable for any expenses, losses, damages, liabilities, charges, claims or demands of any kind or nature whatsoever (“Losses”) as the result of any actions it takes based on instructions it receives from authorized persons of the Client listed on Exhibit C (as amended from time to time) and reasonably believed by the Manager to be genuine.

12.03	The Manager shall not be liable to the Client or the Advisor or their representatives for any Losses that result from the Manager's actions hereunder, except to the extent such Losses arise from or relate to the gross negligence or willful misconduct of the Manager.

12.04	Notwithstanding anything in the Agreement to the contrary, the Manager shall not be liable to the Client or the Advisor in respect of any act or omission of any market counterparty through or with whom transactions are effected for the Portfolio provided that the Manager has acted in good faith and with due diligence in the selection, use and monitoring of such counterparties.

12.05	No party to this Agreement shall be liable for any special, consequential, incidental or punitive damages arising from this Agreement or its performance hereunder, even if such party has been advised of the possibility of such damages (“Indirect Damages”).

12.06	To the full extent permissible under applicable law, each party to this Agreement waives any rights it may have to receive statutory prejudgment interest.

12.07	The Manager shall not have any liability for any Losses arising out of any non-compliance of any Requirements which are not expressly provided in the Investment Guidelines.

12.08	Notwithstanding the foregoing, no provision of this Agreement shall constitute a waiver or limitation of any right of the Client that may exist under U.S. federal or state securities law whose applicability is not permitted to be contractually waived.

Section 13.      Force Majeure

13.01	No party to this Agreement shall be liable for damages resulting from delayed or defective performance of its obligations under this Agreement when such delays or defective performance arise out of causes beyond the reasonable control and without the negligence or willful misconduct of the offending party. Causes include without limitation change in law, regulation or interpretation thereof, government restrictions, exchange or market rulings, actions affecting securities or commodity exchanges including suspensions of trading or extensions of trading hours, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods, pandemics or other catastrophes, wars, acts of terrorism, riots, failures, breakdowns or attacks on computer, internet, communication or other information technology systems or the power supply, or any other similar circumstance beyond the reasonable control of such party.

Section 14.      Service to Other Clients & Conflicts of Interest

14.01	The Manager and its affiliates (“JPMorgan”), perform investment advisory services for various clients. In addition, JPMorgan is a diversified financial services firm that provides a broad range of other types of services and products to its clients and is a major participant in the global currency, equity, commodity, fixed-income and other markets. In providing services and products to its clients, JPMorgan faces conflicts of interest with respect to activities recommended to or performed for one or more of its clients on one hand and for JPMorgan or its other clients on the other hand. The Client and the Advisor agree that JPMorgan may make different investment decisions with respect to each of its clients or for its own account and that such fact shall not be relied upon by the Client, the Advisor or any of their agents or representatives as evidence of a breach of the Manager's duties hereunder.

14.02	A description of certain additional conflicts of interest and potential conflicts of interest associated with the financial or other interests that the Manager and JPMorgan may have in transactions effected by, with, or on behalf of its clients is available in Part 2A of the Manager’s Form ADV.

Section 15.      Sanctions; Anti-Money Laundering

15.01	The Client represents that it and its owners and controllers (i) have not violated and shall not violate any sanctions laws or regulations promulgated, administered or enforced by the United States and the Office of Foreign Assets Control, the United Nations, the European Union, the United Kingdom’s HM Treasury or other applicable sanctions authority (“Sanctions”); (ii) are not, and shall not become, the target of Sanctions; and (iii) have not contributed, and shall not contribute, funds into the Portfolio which have been or will be derived, directly or indirectly, from any activity that contravenes any United States federal or any state or international laws and regulations, including Sanctions, anti-money laundering, or anti-corruption laws and regulations. The Client shall promptly notify the Manager in writing if it has, or has reason to believe it has, violated Sanctions, money laundering or anti-corruption laws and regulations in connection with the performance of this Agreement.

15.02	To help fight the funding of terrorism and money laundering activities, the Manager has adopted a Customer Identification Program (“CIP”), pursuant to which the Manager is required to obtain, verify and maintain records of certain customer information relating to its clients. The Client and its authorized persons agree to provide all accurate and complete documents or information reasonably requested by the Manager in order for the Manager to comply with all applicable anti-money laundering laws, statutes, rules, regulations, policies and consent orders (“AML Laws”). The Manager may disclose information about the Client, its owners and controllers, or any authorized person of the Client and the Portfolio, to any governmental, supervisory or regulatory body with authority over the Manager, or to the Manager’s affiliates or third parties, in each case to the extent such disclosure is required to comply with any AML Laws.

Section 16.      General Provisions

16.01	Publicity. The Client grants the Manager the right to: (a) use the name, trademark, logo or other identifying marks of the Client in any sales, marketing or publicity activities or materials, including lists of representative clients and (b) identify the investment style(s) managed by the Manager for the Portfolio in such publicity activities.

16.02	Notices. All notices, instructions and communications with respect to matters contemplated by this Agreement shall be in writing and shall be delivered by mail, electronic means (including web link or widely used electronic medium), or any other mutually agreed telecommunication method at the addresses specified below (or such other name or address as may be given in writing to the other party):

if to the Manager:

Name: J.P. Morgan Investment Management Inc.

Attn: Client Account Management

Address:   [[ ]]

Facsimile:   [[ ]]

E-mail address:   [[ ]]

if to the Client:

Name: EQT Exeter REIT Operating Partnership LP

Address: Five Radnor Corporate Center

 100 Matsonford Road, Suite 250

 Radnor, Pennsylvania 19087

E-mail address: linda.vanetten@eqtexeter.com and ali.houshmand@eqtexeter.com if to the Advisor:

Name: Exeter Property Group, LLC

Address: Five Radnor Corporate Center

 100 Matsonford Road, Suite 250

 Radnor, Pennsylvania 19087

E-mail address: pete.lloyd@eqtexeter.com

The Client and the Advisor will promptly notify the Manager if the Client’s or Advisor’s electronic address changes, respectively.

16.03	Governing Law. This Agreement and all claims, disputes or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, will be governed by, and enforced in accordance with, the internal laws of the State of New York, except as preempted by federal law.

16.04	Forum Selection. The Federal Courts in the Southern District of New York will have sole and exclusive jurisdiction over any and all claims, disputes or causes of action arising out of, in connection with, or relating to this Agreement or the transactions and relationships between the parties contemplated by this Agreement. If that court lacks federal subject matter jurisdiction, the courts of New York will have sole and exclusive jurisdiction. Either of these courts will be the proper venue and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.

16.05	Waiver of Jury Trial. EACH PARTY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY). EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN MATERIALLY INDUCED TO ENTER INTO THIS AGREEMENT.

16.06	Immunity Waiver. Each party hereby irrevocably waives any immunity to which it might otherwise be entitled in any arbitration, action at law, suit in equity or any other proceedings arising out of or based on this Agreement or any transaction in connection herewith.

16.07	Assignment; Termination of Advisor by Client. This Agreement may not be assigned, as defined in the Advisers Act and the rules thereunder, without the written consent of the other party. In the event of a termination of the advisory relationship between the Client and the Advisor, the obligations of the Advisor hereunder shall be performed by the Client, or upon acknowledgement of its obligations hereunder, any successor advisor to the Client. The Client acknowledges and agrees that it will (i) provide prompt notice in writing to the Manager in the event that the Advisor is terminated, (ii) name the successor advisor, as applicable, and (iii) work with the Manager to amend the Agreement to reflect the applicable references and advisor arrangement.

16.08	Termination and Survival. This Agreement may be terminated by the Client or the Manager, at any time, by giving thirty (30) days’ advance written notice to the other party. Termination of this Agreement shall be without prejudice to the completion of any commitments to purchase or dispose of any securities or other property made by the Manager prior to giving or receipt of notice to terminate this Agreement. Notwithstanding the foregoing, each party shall have the right to terminate this Agreement at any time without penalty immediately upon written notice to the other party, if, in its sole discretion, such termination is required by applicable governmental, regulatory, judicial or administrative organization or otherwise by applicable law, rule, regulation or consent order. The following provisions shall survive the termination of this Agreement: Limitation of Liability, Governing Law and Termination and Survival.

16.09	Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect.

16.10	Amendment. This Agreement (including the Exhibits attached hereto) may only be amended by the mutual written consent of the parties.

16.11	Entire Agreement. This Agreement (including the Exhibits attached hereto) represent the entire understanding of the parties hereto and supersedes all prior written or oral agreements between the parties relating to the Manager’s investment management of assets of the Portfolio.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first written above.

EQT EXETER REIT OPERATING PARTNERSHIP LP

By: EQT Exeter Real Estate Income Trust, Inc., as general partner

Name:

Title:

EXETER PROPERTY GROUP, LLC

Name:

Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.

Name:

Title:

[Signature Page]

Exhibit A

Investment Guidelines

1.	Cash, including demand deposits, checking accounts (unless balance is swept into securities), certificates of deposit with terms of one year or less, money market mutual funds organized as RICs;

2.	US Government Securities; and

3.	Debt issued by publicly-offered REITs.

The Client acknowledges and agrees that the Manager shall be restricted from investing in any securities that require the Client to confirm it is a “qualified purchaser” within the meaning of Section 2(a)(51) of the 40 Act, and/or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended, until such time that Client provides Manager in writing the representations set forth in Section 9.01(d) to the Agreement.

Exhibit A - 1

Exhibit B

[Fee Schedule to be Attached]

Exhibit B - 1

Exhibit C

[Authorized Signature List to be Attached]

Exhibit C - 1